Exhibit 99.1

GOLDEN QUEEN RIGHTS EXPIRE FEBRUARY 20, 2018

VANCOUVER, BRITISH COLUMBIA – February 13, 2018 - Golden Queen Mining Co. Ltd. (TSX:GQM | OTCQX:GQMNF) (“Golden Queen” or “the Company”) reminds shareholders of the upcoming expiry on February 20, 2018 at 5:00 PM Eastern time of the previously announced rights offering (“Rights Offering”).

All shareholders of the Company's common shares as at the close of business (Eastern Time) on December 1, 2017, were issued one right for every common share held. Eligible shareholders that may exercise the rights are those shareholders resident in the provinces of British Columbia, Alberta, and Ontario and the United States, except for the states of California, Ohio, Arizona, Arkansas, Minnesota and Wisconsin.

Why a Rights Offering?

A Rights Offering was chosen to give the opportunity to all existing eligible shareholders to participate and avoid dilution of their position in the Company. Proceeds from the offering will provide capital necessary to:

•	reduce the Company’s corporate debt;
•	make the required cash contribution to Golden Queen Mining Company, LLC in connection with the joint venture;
•	fund the Company’s budgeted 2018 operating expenses; and
•	fund unallocated expenses and contingencies.

Rights Terms

For each right, the holder will be entitled to subscribe for 1.7 common shares at the subscription price of US$0.1325 per common share; no fractional common shares will be issued.

Additional Subscription Privilege

The rights offering includes an additional subscription privilege under which holders of rights who fully exercise their rights will be entitled to subscribe for additional common shares, if available, that were not otherwise subscribed for in the rights offering. If a shareholder does not exercise all of its rights pursuant to the basic subscription right, the shareholder's equity in the Company will be diluted by the issuance of common shares upon the exercise of rights by other shareholders.

Standby Purchasers

The trustee of the Landon T. Clay 2009 Irrevocable Trust Dated March 6, 2009, affiliates of the trustee, and affiliates of the holders of The Masters 1, LLC (the “Standby Purchasers”) have control and direction over an aggregate of 30,926,536 shares. If none of the other holders of rights exercise such rights, and the Standby Purchasers acquire the standby shares pursuant to a standby guarantee agreement dated November 10, 2017, the Standby Purchasers will acquire 188,952,761 Common Shares under the standby guarantee and will own approximately 73.3% of the issued and outstanding shares of the Company.

If a shareholder does not exercise all of their rights pursuant to the basic subscription rights, the shareholder’s equity in the Company will be diluted by the issuance of common shares upon the exercise of rights by other shareholders, or pursuant to the purchase of the standby shares by the Standby Purchasers.

Questions

If you have any questions relating to the rights offering, please contact the information agent, Laurel Hill Advisory Group at 1-877- 452-7184 (toll-free in North America), 1-416-304-0211 (outside North America), or by email at assistance@laurelhill.com.

The Company has registered the offer and sale of the shares issuable on exercise of the rights pursuant to an effective Registration Statement under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). Shareholders should review a copy of the Registration Statement and U.S. Prospectus contained therein which can be found on the SEC's website at www.sec.gov or are available upon request to the Company at Corporate Secretary, Golden Queen Mining Company, #2300 – 1066 West Hastings Street, Vancouver, BC V6E 3X2, telephone: 778.373.1557 or by email to info@goldenqueen.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The standby shares issuable pursuant to the standby guarantee have not been registered under the U.S. Securities Act or any state securities laws and are being offered and will be issued, if applicable, pursuant to an exemption.

About Golden Queen Mining Co. Ltd.:

Golden Queen is a gold and silver producer holding a 50% interest in an open pit, heap leach mining operation on the Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California. The mine also produces aggregate rock.

For further information, please contact:

Brenda Dayton

Telephone: 778.373.1557

Email: bdayton@goldenqueen.com

Caution With Respect To Forward-looking Statements: This news release contains forward-looking information and statements within the meaning of applicable Canadian and United States securities laws (herein referred to as "forward-looking statements") that involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All information and statements in this news release that are not statements of historical fact may be forward-looking statements, including references to the mining operation and future production results, grade and quantities or ore, operating costs, and plant capacity. Such statements or information are only intentions and expectations of management and reflect the current beliefs of management and are based on information currently available to management. In addition, results of operations can vary significantly and past results may not necessarily be consistent with future results. Actual results and events may differ materially from those contemplated by these forward-looking statements due to these statements being subject to a number of risks and uncertainties. Undue reliance should not be placed on these forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature forward-looking statements involve assumptions and known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions and other forward-looking statements will not occur. A number of factors could cause actual results to differ materially from the those expressed or implied by the forward-looking statements, including, but not limited to, unexpected regulatory issues, and changes in the general economic and business conditions pertaining to Golden Queen’s operations. Should any risks or uncertainties that face Golden Queen and its subsidiaries materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results or achievements could vary materially from those expressed or implied by the forward-looking statements contained in this news release. Readers are cautioned that the foregoing list of risks is not exhaustive. Additional information on these and other factors that could affect the operations or financial results of Golden Queen and its subsidiaries are included in, Golden Queen’s short form prospectus, and Golden Queen's annual financial statements and Management’s Discussion and Analysis for the year ended December 31, 2016, and subsequent quarterly periods, each of which has been filed under the Company’s profile on SEDAR (www.sedar.com) or with the SEC (www.sec.gov). Any forward-looking statement herein contained is made as of the date of this news release and Golden Queen does not assume any obligation to update or revise them to reflect new information, events or circumstances, except as required by law.